EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-46894, 333-55256, 333-85832, 333-105422, 333-114279 and 333-124487) of SimpleTech, Inc. of our reports dated March 29, 2006 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Orange County, California

March 29, 2006